Exhibit 10.13

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made effective as of May 15, 2021 ("Effective Date"), by and between Altemus Energy Americas Inc., a Delaware corporation ("Company") and VestCo Corp., a Delaware corporation ("VestCo"). The Company and VestCo (collectively "Parties") agree to the following terms and conditions:

RECITALS:

A.            Whereas, VestCo is capable of providing certain business development services; and

B.            Whereas, the Company is in need of these services, and desires to enter into this Agreement with VestCo to perform such services upon the terms and conditions as are hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, and with the intent to be legally bound hereby, the Company and VestCo agree as follows:

1.            Services: Company hereby retains VestCo to perform certain consulting services related to business development and the management and growth of the Company in the photovoltaic solar market in North, South and Central America (the "Services"), and VestCo hereby accepts such retention and agrees to do and perform such services upon the terms and conditions set forth herein. It is the express intention of the Parties that VestCo is an independent contractor and not an agent, joint venture or partner of the Company.

2.            Compensation. The Company shall pay VestCo certain fees for the Services, on a monthly retainer basis equal to $16,000 per month. VestCo shall invoice the Company within 10 business days after the Services are provided. Additionally, the Company shall pay VestCo a per megawatt fee to be calculated for each project and approved by the CFO and the Board of the Company; such payments to be determined prior to the first annual anniversary of this Agreement.

3.            Expenses. Company shall reimburse VestCo for all expenses that are incurred as a result of VestCo's Services, but all expenses must be approved in writing by the Company.

4.            Term and Termination. The term of this Agreement shall commence on the Effective Date and continue for five (5) years. Thereafter, the Agreement shall automatically extend for additional one year terms unless otherwise notified 30 days before the expiration. The Agreement may be terminated before the natural expiration by mutual agreement or by either Party upon a material breach of the Agreement by the other Party that remains uncured for a period of20 days. Upon termination of the Agreement, all materials and information created by VestCo during the term of this Agreement shall be returned to the Company.

5.            Authority. VestCo shall have no right or authority, express or implied, to commit, bind or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

6.            Non-Interference and No Solicitation. VestCo covenants and agrees that it will not, at any time, whether for its own account or for the account of another person, interfere with the Company's computer(s) and/or the Company's computer network, or, during the term of this Agreement and for a period of one year after the termination of this Agreement, the relationship of the Company with, or endeavor to entice away from the Company any person, who at any time during the term of VestCo’s engagement with the Company was an employee, customer, potential customer, affiliate or supplier of the Company, excluding VestCo’s preexisting customers, potential customers, affiliates or suppliers.

7.            Protection of Confidential Information of the Company. VestCo understands that its work for the Company creates a relationship of trust and confidence between the Company and itself. During and after the period of its engagement with the Company, VestCo will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of VestCo's work for the Company or as may be authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, methodologies, processes, tools, innovations, business strategies, financial information, forecasts, personnel information, customer lists, trade secrets and any other non-public technical or business information, whether in writing or given to VestCo orally, which VestCo knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. VestCo will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of mine or that the Company regularly gives to third parties without restriction on use or disclosure. Upon termination of VestCo's work with the Company, VestCo will promptly deliver to the Company all documents and materials of any nature pertaining to its work with the Company and VestCo will not take with me any documents or materials or copies thereof containing any Confidential Information.

8.            Notices. Notice shall be deemed to have been made, if by hand upon the date so delivered; if by registered or certified mail, postage prepaid and return receipt requested, upon third day after deposit in the mail; if by express mail service on the date actually delivered; and if by facsimile or electronic mail, upon receipt.

9.            Jurisdiction and Governing Law. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by binding mediation. Failing mediation, the Parties shall go to arbitration. This Agreement shall be governed by Delaware Law, without regard to its choice of law provisions. Each party irrevocably consents to the jurisdiction and venue of the courts in the State of Delaware with regard to any action concerning this Agreement. The prevailing party in any action in law or equity to enforce this Agreement shall be entitled to recover its reasonable attorneys' fees, court costs and expenses incurred in such action.

10.            Entire Agreement. This agreement, including the exhibits and schedules which are referenced herein and incorporated by this reference, is the entire agreement between the Company and VestCo with respect to the subject matter thereof and cancels and supercedes any and all prior agreements regarding the subject matter thereof and cancels and supercedes any and all prior agreements regarding the subject matter hereof between the Parties. This agreement shall be binding upon the Parties and their respective successors, heirs and permitted assigns. This Agreement may not be altered, modified, changed or discharged except in writing signed by both the Parties.

11.            Survival. Any and all provisions that are intended to survive, shall survive termination or expiration of this Agreement.

12.            Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

13.            No Waiver of Rights. The delay or failure of either Party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any provision of this Agreement shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this agreement.

IN WITNESS WHEREOF, the Parties hereto have hereby executed this Agreement.

Company:
Alternus Energy Americas Inc.

By:	/s/ John Thomas
	Name:	John Thomas
	Title:	Director

Dated:	May 15, 2021

VESTCO Corp.

By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Director

Dated:	May 15, 2021